Exhibit 10.4

RADIUS HEALTH, INC.
EMPLOYMENT INDUCEMENT STOCK OPTION AGREEMENT
THIS STOCK OPTION AGREEMENT (the “Agreement”) is entered into as of the Grant Date set forth below (the “Grant Date”) between Radius Health, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the individual identified in paragraph 1 below, currently residing at the address set out at the end of this Agreement (the “Optionee”).
1.    Grant of Option; Incorporation of Terms of Plan. Pursuant and subject to the terms of this Agreement, the Company grants to you, the Optionee, an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified below all or part of the number of shares of Common Stock, par value $0.0001 per share (the “Stock”) of the Company specified below at the Option Exercise Price per Share specified below. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.
Name of Optionee

Number of Option Shares

Option Exercise Price per Share

Grant Date

Vesting Commencement Date

Expiration Date
This Stock Option is made and granted as a stand-alone award and is not granted under or pursuant to the Company’s 2018 Stock Option and Incentive Plan (as the same may be amended from time to time, the “Plan”). Notwithstanding the foregoing, except as set forth in the immediately preceding sentence, the terms, conditions and definitions set forth in the Plan shall apply to the Stock Option as though the Stock Option had been granted under the Plan (including but not limited to the adjustment provisions contained in Section 3 of the Plan) as a “Stock Option,” as such term is used in the Plan, and the Stock Option shall be subject to such terms, conditions and definitions, which are hereby incorporated into this Agreement by reference. For the avoidance of doubt, the Stock Option shall not be counted for purposes of calculating the aggregate number of shares of Stock that may be issued or transferred pursuant to Awards under the Plan. You hereby acknowledge receipt of a copy of the Plan and agree to be bound by all the terms and provisions thereof. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
2.    Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder, this Stock Option shall vest and become exercisable as to 25% of the number of Option Shares on the first anniversary of the Vesting Commencement Date and as to 1/48th of the number of Option Shares on the same day of each of the 36 consecutive months thereafter, provided that each Option Share which would be fractionally vested shall be cumulated and shall vest on the first vesting date upon which the whole Option Share has cumulated, and provided further that the Optionee has a continuing Service Relationship with the Company or a Subsidiary or any successor entity on such dates.
Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.
3.    Manner of Exercise.
(a)    The Optionee may, from time to time on or prior to the Expiration Date of this Stock Option, exercise this Stock Option only by completing the transaction through the Company’s administrative agent’s website or by calling its toll free number, specifying the number of Option Shares being purchased as a result of such exercise, together with payment of the full purchase price for the Option Shares being purchased.
The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations.
(b)    The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.
(c)    In no event may a fraction of a share be exercised or acquired.
(d)    Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

4.    Termination of Service Relationship. If the Optionee’s Service Relationship with the Company or a Subsidiary or any successor entity is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.
(a)    Termination Due to Death. If the Optionee’s Service Relationship terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of death, may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of death shall terminate immediately and be of no further force or effect.
(b)    Termination Due to Disability. If the Optionee’s Service Relationship terminates by reason of the Optionee’s disability (as determined by the Administrator), any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of such termination of the Service Relationship, may thereafter be exercised by the Optionee for a period of 12 months from the date of disability or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of disability shall terminate immediately and be of no further force or effect.
(c)    Termination for Cause. If the Optionee’s Service Relationship terminates for Cause, any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect. For purposes hereof, “Cause” shall mean, unless otherwise provided in an employment or other service agreement between the Company and the Optionee, a determination by the Administrator that the Optionee shall be dismissed as a result of (i) any material breach by the Optionee of any agreement between the Optionee and the Company; (ii) the conviction of, indictment for or plea of nolo contendere by the Optionee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Optionee of the Optionee’s duties to the Company.
(d)    Other Termination. If the Optionee’s Service Relationship terminates for any reason other than the Optionee’s death, the Optionee’s disability or Cause, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.
The Administrator’s determination of the reason for termination of the Optionee’s Service Relationship shall be conclusive and binding on the Optionee and his or her representatives or legatees.
5.    Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.
6.    Tax Withholding. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Optionee a number of shares of Stock with an aggregate Market Value that would satisfy the minimum withholding amount due.
7.    Employment Inducement Grant. This Stock Option is intended to constitute an “employment inducement grant” under NASDAQ Listing Rule 5635(c)(4), and consequently is intended to be exempt from the NASDAQ rules regarding shareholder approval of stock option and stock purchase plans. This Agreement and the terms and conditions of the Stock Option shall be interpreted in accordance and consistent with such exemption.
8.    No Obligation to Continue Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee’s Service Relationship with the Company or a Subsidiary or any successor entity, and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Optionee’s Service Relationship at any time.
9.    Integration. This Agreement constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.
10.    Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
11.    Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
[signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date first above written.

RADIUS HEALTH, INC.

By:
Name:     Signature of Optionee
Title:
Optionee’s Address: